UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

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* E-MAIL paper@investorelections.com INTERNET www.investorelections.com/mu TELEPHONE (866) 648-8133 View Materials Online at www.proxydocs.com/mu ¬A convenient way to view proxy materials and VOTE! ¡ To view your proxy materials online, go to www.proxydocs.com/mu Have the 12 digit control number available when you access the website and follow the instructions. Copyright © 2011 Mediant Communications LLC. All Rights Reserved Important Notice Regarding the Availability of Proxy Materials for Micron Technology, Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mu. To vote your proxy while visiting this site you will need the 12 digit control number in the box below. Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to adopt these rules and need YOUR participation. If you want to receive a paper or e-mail notice of the proxy material, you may request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, you must make this request on or before January 10, 2012. Material may be requested by one of the following methods: Micron Technology, Inc. Notice of Annual Meeting The 2011 Annual Meeting of Shareholders of Micron Technology, Inc., will be held Thursday, January 24, 2012, at 9:00 am, Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632 for the following purposes: The Board of Directors unanimously recommends that you vote: “FOR” the election of the Directors in Proposal 1; “FOR” Proposals 2, 3 and 4; “1 YEAR” on Proposal 5. 1. To elect directors to serve for the ensuing year and until their successors are elected and qualified: 01 Steven R. Appleton; 02 Robert L. Bailey; 03 Patrick J. Byrne; 04 Mercedes Johnson; 05 Lawrence N. Mondry; 06 Robert E. Switz 2. To approve an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 20,000,000. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending August 30, 2012. 4. To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement. 5. To approve, in a non-binding vote, the frequency (every one, two or three years) with which our shareholders will be entitled to have an advisory vote on executive compensation. CONTROL NO. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. You must use the 12 digit control number located in the box below. ACCOUNT NO.# SHARES P.O. BOX 8016 CARY, NC 27512-9903